SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006 (August 14, 2006)

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2006, VeriSign, Inc. (the “Company”) received a Nasdaq Staff Determination letter from The Nasdaq Stock Market indicating that the Company’s securities are subject to delisting from The Nasdaq Global Market because the Company has not yet filed its Form 10-Q for the fiscal quarter ended June 30, 2006 and is therefore not in compliance with the filing requirements under Nasdaq Marketplace Rule 4310(c)(14). The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff Determination. The hearing request will defer the delisting pending the outcome of the Nasdaq Listing Qualifications Panel’s decision. However, the Company cannot provide any assurances that the Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing on The Nasdaq Global Market.

The press release issued by the Company on August 17, 2006 in connection with this matter is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Text of press release of VeriSign, Inc. issued on August 17, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: August 17, 2006	By:	/s/ James M. Ulam
James M. Ulam
Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Text of press release of VeriSign, Inc. issued on August 17, 2006.

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